SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GC COMPANIES INC

                    GAMCO INVESTORS, INC.
                                10/26/01           28,500-             .1400
                                10/26/01            2,000-             .1300
                                10/25/01           27,500-             .1400
                                10/24/01           22,500-             .1167
                                10/16/01           10,000-             .1700


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ BULLETIN BOARD.

          (2) PRICE EXCLUDES COMMISSION.